As filed with the Securities and Exchange Commission on May 22, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1405748 (I.R.S. Employer Identification No.)

1800 Larimer Street, Suite 1800, Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan
(Full title of the plan)

Jay L. Kim
Executive Vice President, General Counsel and Corporate Secretary
Heartland Financial USA, Inc.
1800 Larimer Street, Suite 1800
Denver, Colorado 80202
(Name and address of agent for service)

(303) 285-9200
(Telephone number, including area code, of agent for service)

Copies to:

Jacob A. Kling, Esq.
Steven R. Green, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Telephone:  (212) 403-1000
Facsimile:  (212) 403-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement (this “Registration Statement”) is to register an aggregate of 1,000,000 shares of Heartland Financial USA, Inc.’s (“we,” “our,” “us,” “HTLF” or the “Company”) common stock, par value $1.00 per share (the “Common Stock”) that may be offered pursuant to the Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024;

2.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 8, 2024;

3.
The Company’s Current Reports on Form 8-K filed on February 13, 2024, February 20, 2024 and April 29, 2024 (film no. 24886930) (other than information in such Current Reports deemed to have been furnished and not filed in accordance with the rules of the SEC); and

4.
The description of the Common Stock contained in Exhibit 4.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 25, 2021, which updates any prior registration statement filed by the Company under the Securities Act of 1933 or any report filed by the Company under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference. All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney’s fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Article IX of the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides that any director or officer of the Company, and each person who serves at the request of the Company as a director, officer or partner of another enterprise, shall be indemnified in accordance with, and to the fullest extent authorized by, the DGCL.

Article VIII of the Company’s amended and restated bylaws (the “Bylaws”) provides that the Company is required to indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary. Article VIII of the Bylaws also provides that the Company may advance expenses to its directors and officers as incurred in connection with proceedings against them for which they may be indemnified.

The Company also carries directors’ and officers’ liability insurance.

Article X of the Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 20, 2023)

3.2	Amended and Restated Bylaws of Heartland Financial USA, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 20, 2023)

3.3
Certificate of Designation of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 26, 2020)

4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-4 Registration Statement (File No. 33-76228), filed on May 4, 1994)

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz

10.1	Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 9, 2024)

23.1*	Consent of KPMG LLP

23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

107*	Filing Fee Table

*	Filed herewith

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on the 22nd day of May, 2024.

HEARTLAND FINANCIAL USA, INC.

By:	/s/ Jay L. Kim
Name:	Jay L. Kim
Title:	Executive Vice President, General Counsel, and Corporate Secretary

Each person whose signature appears below hereby constitutes and appoints Bruce K. Lee, Kevin L. Thompson and Jay L. Kim, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bruce K. Lee	President, Chief Executive Officer & Director
Bruce K. Lee	(Principal Executive Officer)	May 22, 2024

/s/ Kevin L. Thompson	Chief Financial Officer
Kevin L. Thompson	(Principal Financial Officer)	May 22, 2024

/s/ Janet M. Quick	Executive Vice President, Deputy Chief Financial Officer and Principal Accounting Officer
Janet M. Quick	(Principal Accounting Officer)	May 22, 2024

/s/ John K. Schmidt	Chairman of the Board of Directors	May 22, 2024
John K. Schmidt

/s/ Robert B. Engel	Director	May 22, 2024
Robert B. Engel

/s/ Brad. J. Henderson	Director	May 22, 2024
Brad J. Henderson

/s/ Jennifer K. Hopkins	Director	May 22, 2024
Jennifer K. Hopkins

/s/ Christopher S. Hylen	Director	May 22, 2024
Christopher S. Hylen

/s/ Margaret Lazo	Director	May 22, 2024
Margaret Lazo

/s/ Susan G. Murphy	Director	May 22, 2024
Susan G. Murphy

/s/ Opal G. Perry	Director	May 22, 2024
Opal G. Perry

/s/ Paul W. Taylor	Director	May 22, 2024
Paul W. Taylor

/s/ Kathryn Graves Unger	Director	May 22, 2024
Kathryn Graves Unger

/s/ Duane E. White	Director	May 22, 2024
Duane E. White